EXHIBIT 32.4
CERTIFICATION
Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002
(Subsection (a) and (b) of Section 1350 of Chapter 63 of Title 18 of the United States Code)

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (subsections (a) and (b) of Section 1350 of Chapter 63 of Title 18 of the United States Code), the undersigned officer of Vornado Realty L.P. (the “Company”), hereby certifies, to such officer’s knowledge, that:

The Quarterly Report on Form 10-Q for the quarter ended September 30, 2021 (the “Report”) of the Company fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

November 1, 2021		/s/ Michael J. Franco
	Name:	Michael J. Franco
	Title:	President and Chief Financial Officer of Vornado Realty Trust, sole General Partner of Vornado Realty L.P.